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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2000




                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                     0-21587                61-1308435
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)


                              2300 Resource Drive
                           Birmingham, Alabama 35242
                   (Address of principal executive offices)

                                (205) 981-2800
             (Registrant's telephone number, including area code)

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Item 5. Other Events

On August 28, 2000, PJ America, Inc., a Delaware Corporation (the "Company") announced Third Quarter 2000 Projected Earnings which will be significantly below expectations. The Company has been aggressive in discounting in order to increase trial, especially in the Company's newer markets. However, aggregate sales have been below expectations, as the Company's comparable store sales for the combined July and August periods were negative 1.1%.

Based on the negative comp sales and deeper discounts, operating margins have been significantly pressured. The Company expects third quarter operating earnings to be in the range of $.08 to $.12 cents per share.


Exhibit No.    Description of Exhibit
-----------    ----------------------

    99 PJ America, Inc. Press Release dated August 28, 2000 announcing Third Quarter 2000 Projected Earnings.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PJ AMERICA, INC.




Date: September 6, 2000                By    /s/ D. Ross Davison
                                          -------------------------
                                               D. Ross Davison
                          Vice President Administration, Chief Financial Officer
                                And Treasurer (Principal Financial Officer)